Exhibit 10.11

THIS IS AN ENGLISH TRANSLATION VERSION OF THE ORGINAL CONTRACT WRITTEN IN THE CHINESE LANGUAGE. IF THERE IS ANY DISCREPANCY IN, MIS-INTERPRETATION IN, OMISSION IN, CONFLICT WITH, VARIATION OR SUPPLEMENTAL TO THE ORIGINAL MEANING OF THE CONTRACT, THE ORIGINAL CHINESE VERSION PREVAILS.

Gaming Promoter Contract

Signed between

(1)
Galaxy Casino SA, with registered office at Avenida da Praia Grande 409, China Law Building, 25th floor, Macau, and registration number 15066 with the Macau Business Registration Office (hereinafter called "Party A")

(2)	The individuals or companies referred to as Party B listed in Schedule 1 of this Contract (hereinafter called "Party B")

Preface

1.
Party A is the concessionaire of the operation of Games of Fortune or Chance or Other Casino Game, through the concession contract “License Contract of Macao Special Administrative Region for the Operation of Games of Fortune or Chance or Other Casino Games” (hereinafter "the First Contract") signed with the Government of the Macao Special Administrative Region (hereinafter referred to as "Macao Government") on June 26, 2002.

2.
On December 19, 2002, Party A signed a “Revised License Contract of Macao Special Administrative Region for the Operation of Games of Fortune or Chance or Other Casino Games” with the Macau Government (hereinafter "Revised Contract").

3.	The First Contract and the Revised Contract are jointly referred to as "Concession Contract" in this Contract.

4.
Party B is a Gaming Promoter and possesses a gaming promoter license with number as illustrated in Schedule 1, issued by the Gaming Inspection and Coordination Bureau (hereinafter “GICB” ) of the Macau Government under the administrative regulation no. 6/2002.

5.
Both Parties herein have reached mutual understanding on the promotion business of the games of fortune of the Casino (hereafter “gaming promotion business”) and have together formed this Contract for execution.

The Contents

Article 1              Games of Fortune Promotion Business

1.	In accordance with the terms of this Contract:-
(i)	Party A agrees Party B to conduct gaming promotion business within the Casino or gaming area of Party A’s operation.
(ii)	Party B agrees to provide gaming promotion services to Party A

2.
Gaming promotion business refers to as during the validity of its gaming promoter license, Party B assists the Casino to make promotion to potential gaming patrons and to provide gamers with transportation, accommodation, food, entertainment and other convenience within the Hotel where the Casino is situated to conduct games of fortune, betting or other forms of gaming activities in return for commission or other compensation paid by Party A and Party B is responsible for all related expenses.

3.
In order for Party B to be able to promote the gaming promotion business, Party A permits Party B and its gaming patrons to exclusively use the VIP room (hereinafter “Exclusive VIP Room”) and gaming tables (hereinafter “Exclusive Gaming Tables”) as illustrated in Schedule 2. In addition to those people whom are declared not allowed to enter casinos by laws or by Party A; patrons of Party B may not be guaranteed to be allowed to bet in other exclusive VIP rooms of Party A.

Article 2              Responsibility

1.
Party A is responsible for the management and control of the operation of the Exclusive VIP Room, and has rights to decide from time to time the form of gaming and the number of gaming tables in operation according to the market condition and the turnover of the Exclusive VIP Room. Party A will from time to time review and decide the number of Exclusive VIP Gaming Tables, the operation and regulations of the Exclusive VIP Room and/or the method of calculation of dividend for profit sharing, in particular when there is change in market condition or when the Macau Government announces any guideline which will affect the operation of casinos, or announces any new law or legislation, Party A may decide to make amendment on specific terms of this Contract including but not limited to the increase or decrease in the number of Exclusive VIP Gaming Tables and the area for the VIP room and adjust the method of calculation of dividend for profit sharing.

2.	Party B is responsible for getting and arranging patrons to play game in the Exclusive VIP Room and to provide convenience such as transportation, accommodation, food and entertainment.

Article 3              Exclusive Location and Gaming Tables

1.	Party B can choose the name of the Exclusive VIP Room from the list produced by Party A. When the name is agreed by Party A, Party A shall have it submitted to GICB for approval.

2.	The form of gaming for the Exclusive Gaming Tables is limited to Baccarat or other form of gaming approved by Party A.

3.	(i)
In the Exclusive VIP Room, Party B shall have its exclusive cage, office, staff lounge (sharing with other users) and patrons lounge/dining area. Party B will also be allotted a number of car parking spaces.

(ii)
Party A shall decide whether any alternations, maintenance, repairs, renovations etc. for all the compartments, decorations, installations of the facilities stated above. Party B is responsible for any required works for the cage and office; all other works shall only be done according to the designated plan approved by Party A.

(iii)
All decorations and fixtures of the Exclusive VIP Room is provided by Party A and delivered to Party B for its use on as if condition. Any costs for alternation, maintenance, repair and renovation in the future shall be for the expense of Party B and should be done according to the designated plan approved by Party A.

(iv)
Ceiling, flooring and walls, basic decoration of the cage and office are provided by Party A; any other decorations, compartments and fixtures (including furniture, CCTV and all other equipments) and any expense for alternation, maintenance, overhaul and renovation in the future shall be borne by Party B.

(v)
For avoidance of doubt, not withstanding the fact that the related expense is borne by party B, all equipments and tools used within the exclusive VIP room including the above stated decorations, compartments, equipments and fixtures are all properties of Party A. Under no circumstance shall Party B raise any legal action on the ownership of these properties. Party B shall not install any burden and should return in good condition to Party A when Party B ceases the gaming promotion business in the Exclusive VIP Room.

4.	(i)
Party A provides the equipments and other facilities for the staff lounge and patrons lounge/dining area of the Exclusive VIP Room through central planning. Party A can deduct the related expenses from the monthly commission and designated compensation according to Article 4; and for the facilities provided for cage and office, if Party A has provided and Party B has used, the charges shall be paid by Party B according to the above mentioned terms.

(ii)	Rent, utilities and air-conditioning charges of the Exclusive VIP Room shall be borne by party A

5.
For the management and service which Party A provides to the Exclusive VIP Room and for the car parking spaces (if any) allotted to Party B, Party B shall pay a monthly central administrative management fee. Party A will charge these two fees based on the market and the operation condition of Party B and adjustment will be made when necessary.

Article 4              The Principle and Regulations of Operation

1.
All patrons of Party B are entitled to bet on any gaming table using cashable chips (hereinafter called “Cash Chips”) provided by Party A. For the operation of the gaming promotion business of Party B, Party A shall allot exclusively to Party B and its gaming patrons a special set of non-negotiable gaming chips (hereinafter called “Dead Chips”). Dead Chips cannot be converted to cash or check or Cash Chips. Patrons of Party B can either use Cash Chips or Dead Chips to bet on Exclusive Gaming Tables, but the Dead Chips can only be used for betting on Exclusive Gaming Tables designated to Party B, settlement of both Cash Chip and Dead Chip shall be in Hong Kong currency.

2.
Cash Chips must be purchased with equal value of Hong Kong cash Dollars. Dead Chips can be purchased with equal value of Hong Kong cash Dollars or Cash Chips. Party A will not accept any non pre-honoured bank draft or check.

3.
Party B shall be responsible for the credits of the Exclusive VIP Room or its gaming patrons or collaborators. Party B shall ensure these credits to be in accordance with the relevant laws and legislations, and to undertake the bad debts of these gaming patrons and collaborators.

4.	Party B can apply to Party A to impose or adjust any maximum and/or minimum betting limits to the Exclusive Gaming Tables subject to the contemplated approval of Party A.

5.
Gaming patrons of Party B can use both Dead Chips and Cash Chips to bet on the Exclusive Gaming Tables, should the patrons win, Party A will pay with Cash Chips (save that when the patrons’ betting were with Dead Chips). When the patrons stop gaming and request for gaming Cash Chips to converted to cash, Party A shall convert the balanced Cash Chips with cash or check

6.
Party B undertakes to promote the Exclusive VIP Room gaming promotion business with unreserved effort, keeping the turnover of the Exclusive VIP Room in a leading position within the industry. Party B also undertakes to purchase and maintain a certain amount of Dead Chips (i.e. rolling) from Party B according to the market condition. Party A can fix and adjust the monthly minimum amount of Dead Chips (hereinafter called “Minimum Rolling Amount”) which Party B is required to purchase. Should Party B not meet the minimum target, Party A shall review and establish the respective handling method. If this Contract is terminated on grounds as described in this subparagraph, Party B shall instantly lose the privilege to use the Exclusive VIP Room for gaming promotion business. Upon the instruction of Party A, Party B must leave the Exclusive VIP Room but still have to fulfill the responsibilities (should there be any) which party B has yet to fulfill before the termination of this Contract.

7.
At all times, Party B must maintain a certain amount of Dead Chips designated by Party A within the cage of the Exclusive VIP Room being basic operation Dead Chips. If the amount of these Dead Chips get lower than the designated amount Party A imposed, Party B shall have to make up for the short fall within 2 working days from the cut-off point at 6:00 a.m.

8.
Party B’s gaming promotion activities within the Casino are subject to Party A’s monitoring, in particular on Party B’s compliance of laws, legislations and the terms of this Contract. Pursuant to this, senior staff and designated staff or representatives of Party A can enter any part of the Exclusive VIP Room, including cage, office and staff lounge to check on the documents and records and to monitor the operation of the gaming promotion activities of Party B from time to time. On the request of Party A, Party B shall provide Party A with all information and documents related to Party B and relevant to its gaming promotion activities.

9.
Party A shall establish, amend and monitor the gaming rules and operation of the whole Casino (including those of the Exclusive VIP Room) which Party B and its employees, collaborators and gaming patrons must strictly follow and comply.

10.
Party A can impose guidelines, standard requirements, regulations and/or measures for security, integrity and safety for the whole Casino and amending them from time to time. Party B and its employees, collaborators and gaming patrons must strictly follow and comply.

11.
Pursuant to terms of this Contract, all matters that require the decision of Party A and regulations which are to be imposed by Party A, or any change of condition or regulations herein this Contract, shall be made in writing by Party A and serve to party B from time to time.

Article 5              Minimum Rolling Amount

1.
During the validity of this Contract, Party B undertakes that the monthly rolling figure for the Exclusive VIP Room will not be less than the Minimum Rolling Amount as agreed between Party A and Party B.

Article 6              Remuneration

1.
According to this Contract, Party A agrees to pay Party B a monthly remuneration (hereinafter called “Designated Compensation”) as remuneration for Party B to provide gaming promotion activities and the commitment to comply with the terms of this Contract.  Details for the method of calculation of the Designated Compensation is listed in Appendix 1. The terms and conditions for food, ferry and room allowance (if any) shall be decided by Party A and adjustment will be made whenever necessary.

2.	Except for the Designated Compensation, Party B shall have no rights to claim from Party A any expense or lost arisen from the gaming promotion activities and its operation.

3.	As required by the Macau Government, Party A shall withhold the taxation amount from the Designated Compensation and shall pay up punctually to, in accordance with the notice of, the Macau Government

4.	Party A shall have the rights to deduct from the Designated Compensation payable to Party B all charges in relation to the terms of this Contract.

5.	Party A agrees to pay the Designated Compensation to Party B after deduction of all the above mentioned charges within 5 working days after the monthly cut-off date for compensation calculation.

Article 7              Business Promotion

1.	Both Parties are to establish strategic plans on the business promotion activities for the Exclusive VIP Room together. Party B shall bear all relevant expenses.

2.	All arrangement of the promotion activities and the contents of advertising materials must be reviewed and approved by Party A before announcement or execution made.

Article 8              Collaborators

1.
For the gaming promotion business, Party B may choose their own collaborators. The collaborators chosen by Party B should get prior approval from Party A. Should the collaborator is a company, Party B must provide to Party A documents and information relating to the collaborator’s company. The selection of collaborators, their number, qualifications and replacement are to be approved by the GICB save that the GICB has the absolute rights to disqualify the validity of the collaborators.

2.	Party B shall equip collaborators according to the legislation regulation no. 6/2002 in particular Article 17 to comply with the relevant legislative regulations and other requirements of Article 17.

3.	Party B shall be responsible for the commission, other compensation and related tax of the collaborators.

4.
Party B shall bear joint responsibility for the activities of and attitude demonstrated by its collaborators within the Casino and also bear joint responsibility for the compliance of applicable laws and legislations with its collaborators.

Article 9              Employee

1.	In order to be in the gaming promotion business, Party B shall provide enough and qualified experience employees. All employees of Party B are subject to prior approval of Party A.

2.	Party B is prohibited from employing individuals who have been disqualified by the GICB, prohibited entry or prohibited to be employed by Casinos or have a criminal or other mis-conduct records.

3.
Party B shall submit within the stated time limit a list consisting of employees which Party B considers as principal staff together with the information revelation sheet and declaration to GCIB in accordance with legislation no. 6/2002.

4.
When performing duty within the Casino, the employees of Party B are required to be in uniform. The impression of the uniform must match the relevant requirement and standard as laid down by Party A and must be reviewed and approved by Party A prior use. Party A shall have the rights to request Party B to change the design of the uniforms of its employees.

5.	Party B shall be responsible for the wages and welfare of all employees hired within the Exclusive VIP Room.

6.	Party B shall bear joint responsibility for the activities, behavior and abidance of the law of its employees within the Casino.

Article 10            Individuals’ Staff Card and Business Card

1.
Party B (or should Party B be a company, its directors, principal staff, collaborators and all individuals holding primary and secondary positions employed under Party B) must wear a staff card with a photo (of the owner of the card) issued by Party A. Should any of the above mentioned individuals be replaced or cease to be employed, Party B shall immediately return the staff card of these individuals to Party A for cancellation.

2.
The business card of Party B (or should Party B be a company, its directors, principal staff and collaborators) must be reviewed and approved by Party A before issuing and use. Party A has the rights at any time to request Party B to immediately stop using or to amend the business card (or should Party B be a company, those of its directors, principal staff and collaborators).

Article 11            Gaming Promoter License must be Valid

1.
Party B is responsible to maintaining the validity of its gaming promoter license, and is subject to the appropriate qualification review by GCIB under the requirement of legislation 26/2002 in particular Article 14. Party B must also maintain appropriate qualification in accordance with the relevant legislations, pass the character review imposed by Party A from time to time and conform to the other requests of Party A (if any) . Party B must inform Party A within 5 days after the renewal of its gaming promoter license, and submit a copy of the license and copies of the related documents to Party A.

2.	Should Party B be a company, Party B must strictly follow the following terms:

(i)	The composition of partners, directors and shareholders (the members of shareholders must be traced to the legal persons) must obtain prior approval from Party A.
(ii)
Party B must inform Party A prior to any change in the partnership, shareholder or shareholding structure (the members of shareholders must be traced to the legal persons), members, structure of the board of directors or the beneficial privileges of the company. Upon receiving Party A’s written consent and the approval of GCIB can the related changes then be effected. Party B must follow with the submission of the relevant documents in relation to the changes submit to GCIB and Party A.

(iii)
Before getting the written consent of GCIB and Party A, shareholders (trace to legal persons) directly or indirectly holding the shares of the company of Party B may not transfer through any means or set burden to the paid up investment and assets of the company of Party B; and shall not allow any third party or company to obtain such investment and assets by any means. Nor shall Party B transfer, take part in transferring or allow any transfer of the Company’s rights or its voting rights to any party outside of the known owners of rights of Party A.  Under no circumstance shall Party B allow, before getting prior approval of Party A, any person or company to exercise Party B’s voting rights or other Company’s rights; or to influence the decisions of the board of directors of Party B to participate, interfere, obstruct or manipulate the promotion business or the benefits derived from the promotion business of the Exclusive VIP Room.  Even after getting prior approval from Party A, Party B shall still file and deliver all the relevant documents of the approved and legal deeds to the GCIB and Party A.

(iv)
Before obtaining the written consent of Party A, Party B shall not amend any contract or Article of the company. Upon obtaining of the above mentioned approval, Party B is still required to submit within 15 days to GCIB and Party A all the approved amended contracts or documents of the company.

(v)
The directors of Party B, upon gaining the knowledge of the existence of company agreements or shareholder agreements, should inform the GCIB and Party A by writing within 15 days the contents of these company agreements or shareholder agreements. In this connection, the directors of Party B shall ask the shareholders on a regular basis whether any such agreement exists.

(vi)
The new directors or the shareholders holding 5% or more of the capital of the company or new principal employees of Party B must according to requirements of legislation no. 6/2002 be subject to appropriate qualification review. Only individuals and company that can fulfill the terms in Article 11 of this Contract and pass the above mentioned review process, may officially be the new shareholders or directors or principal employees of Party B.

Article 12            Transfer of this Contract

1.
Except for the collaborators approved by Party A, Party B shall not through or permit a third party directly or indirectly operate, engage or participate whether wholly or partially, in the Exclusive VIP Room gaming promotion business. The collaborators may only assist Party B to promote gaming promotion business but may not replace Party B to operate the Exclusive VIP Room gaming promotion business.

2.
Unless with prior written consent from Party A, Party B may not transfer interest, rights (including but not limited to commission and other compensation obtained in connection with this Contract), responsibility or obligations, through any methods and means with or without compensation, wholly or partially to a third party.

3.
Subject to approval granted by the Macau Government, should Party A transfer its Contract status to a third party, Party B has to accept such transfer, and continue to fulfill the obligations in this Contract, as if the third party being Party A in this Contract. When required, Party B must act according to the request of the third Party to amend and submit the Guarantee as mentioned in Article 15 herein, to assure that the third party being the beneficiary owner of the related Guarantee.

Article 13            Concentration of Service

Party B (also on behalf of its related persons) undertakes to commit full devotion on the promotion and operation of the business of the Exclusive VIP Room. Unless upon written consent made by Party A, or unless specified in this Contract, Party B and its related people who are already operating VIP room in other Casinos, undertakes not to operate directly or indirectly any additional VIP room in any casino in the Macau Special Administrative Region, or increase the number of gaming tables of the existing promotion business operation, and to cause its collaborators to comply with the same undertaking.

Article 14            Confidentiality

1.
Except to organization permitted by laws or legislations; or as required by law, Party B (should Party B be a company, every shareholder and director, its employees and collaborators, and all individuals holding major and secondary positions under Party B) shall keep confidential the fact and information learnt during engagement to the gaming promotion business. This confidential obligation of the above mentioned people shall continue even after they have ceased their respective employment. Party B must ensure that this term of confidentiality be entirely maintained by all the above mentioned people.

2.
This Contract and all documents provided for this Contract according to laws, are all confidential documents. Party B may only disclose their contents to a third party with prior written consent of Party A. Should the disclosure be required by an applicable law, Party B agrees to inform Party A in writing immediately when he first aware of the necessity. Party B undertakes that this term of confidentiality be complied by every individual who has the knowledge of the contents of this Contract and the above mentioned documents. Party B shall still fulfil this confidentiality term even after termination of this Contract.

Article 15            Guarantee

1.
Party A undertakes to fulfill all obligations of this Contact and also undertakes that should Party B can not fulfill the obligations of this Contract or when Party B can not fulfill the entirety of this Contract or part of the obligations leading the loss of Party A, Party B shall make compensation to Party A for such loss. Party B agrees to provide an undertaking in a form of written record as illustrated in Appendix 2 when signing this Contract, agreeing to Party A that when Party A suffers loss because of Party B’s not able to fulfill the obligations stipulated in the terms herein this Contract, Party A can deduct the amount of such loss from the commission and/or other compensation Party B should receive under the terms of this Contract. Party B agrees to maintain the above mentioned undertaking throughout the validity of this Contract until the expiry or termination of this Contract, whichever happens later.

2.
If Party B is a company, every shareholder or director when signing this Contract shall submit an undertaking to Party A as in Appendix 3, stating that Party B shall fully comply with all obligations of this Contract and bear the responsibility of compensating Party A should there be a loss to Party A caused by Party B not complying with all or part of the obligations of this Contract.

3.
Party A may request Party B to provide a third party guarantee. This third party guarantee must be acknowledged by Party A. This third party shall submit the guarantee according to the requirements of Party A stating that compensation be made to Party A should Party B be not able to fulfill all or part of the obligations of this Contract leading to any loss of Party A.

4.
Party B agrees to pay a deposit to Party A and such amount shall be decided from time to time by Party A. Should Party B violate any terms of this Contract, or be required to pay penalty or compensation or indemnity, Party A shall have the right to unilaterally confiscate the deposit or deduct such penalty, compensation or indemnity amount from the Party B’s deposit. Simultaneously, Party B should, within the designated time frame, make repayment of the deducted amount to top up the deposit, maintaining the amount of deposit made to Party A at the designated time frame to be within the designated level. Should the shortage amount not being repaid on time, Party A can terminate this Contact accordingly.

Article 16            Legal Obligations

1.
Besides fulfilling the obligations as required by legislation no. 6/2002 and other supplemental regulations, Party B is required to comply with and ensure that its collaborators and employees shall follow and comply with the following obligations:-

(i)	be subject to the supervision and monitoring of the GCIB;
(ii)	comply with applicable laws and relevant regulations on gaming promoters, and to comply with the announcement and guidelines issued by the GCIB,
(iii)	be subject to the audit of the GCIB and Finance Department,
(iv)	maintain all books and records of gaming promotion activities for the inspection of the GCIB and Finance Department, and to supply all data and information as may be required.
(v)	to fulfill all contractual obligations undertaken, in particular those to gamers.
(vi)	to comply with the requirement not to cause any damage to the organization of and the gaming promoters guidelines issued by Party A .
(vii)	to fulfill the obligations as a result of entering into Contract with Party A.

(viii)
To edit and submit to Party A a list of personal identity information of Party B or all of its directors and shareholders (should Party B be a company), its collaborators and employees (including principal employees and/or employees serving primary and/or secondary posts) and to update such list on a regular basis. And to submit to Party A every 3 months or as required from time to time by Party A the latest I.D. information (including those required by legislative regulation no. 6/2002) and the identity information of the yearly selected collaborators and principal employees together with the employment contracts of the principal staff of Party B.

(ix)	To submit immediately to Party A a set of all documents that have been submitted to the GCIB.

Article 17            Party B’s Undetaking

Party B hereby makes undertaking to Party A as follows:

(i)	Strictly comply and fulfill all the terms of this Contract.
(ii)	Strictly comply with the laws of Macau and legislative regulations in particular with those which are related to gaming promoter, gaming promoter business operation and anti-money laundry.
(iii)
Strictly comply with all regulations, procedures and guidelines imposed by the GCIB and related Macau Government Departments, and those Party A made for the Casino, gaming promoters and gaming promotion business and to submit information or reports in relation to these regulations and guidelines (including be not limited to those for internal control and anti-money laundry).

(iv)	Strictly comply with the gaming, operation, security, integrity and other related regulations and guidelines which Party A imposes for the Casino, Exclusive VIP Room and Exclusive Gaming Tables.
(v)
To apply for gaming promoter license and to renew the promoter license in accordance with the legislative regulation no. 6/2002, and to maintain the validity of the gaming promoter license accordingly to the laws.

(vi)
To take all necessary market promotion measures, including providing the patrons transportation, food, accommodation and entertainment services, attracting the patrons to place bets within the Exclusive VIP Room and to undertake all the expenses incurred from all market promotion activities.

(vii)	To bear the costs for all maintenance and repair of all the equipments, and facilities regularly or as may be required by Party A at the Exclusive VIP Room.
(viii)	To provide sufficient and relevant collaborators and employees to facilitate promotion and operation of the gaming promotion business.
(ix)
To achieve the highest professional standard, not to damage the corporate image of Party A, and not to affect the gaming operation concession of Party A when promoting and operating gaming promotion business and other related activities.

(x)	Unless agreed in writing by Party A, Party B may not use for other purposes or disclose to any third party the information contained in the list of patrons introduced by Party B.
(xi)
Will only perform gaming promotion business within the area designated by Party A, definitely shall not directly or indirect urge gaming patrons within the Casino’s mass market hall or other gaming areas, or any patrons not of Party B or collaborators of Party B to bet in the Exclusive VIP Room, and ensure that the employees and patrons of Party B will not cause disturbance within the premises and designated area affecting Party A or the business operation of these facilities.

(xii)	Shall not assist persons who are restricted by Party A or the GCIB to enter the Casino or other Party A’s Casinos.
(xiii)	To cause Party B and all of its directors, shareholders, collaborators and all employees (whether primary or secondary employee):
(a)	to be subject to the examination by Party A from time to time;
(b)	may not violate the contractual spirit or any obligation of Party B in this Contract.
(c)	to perform duties according to the highest professional standard, with its greatest effort to promote business for Party A.
(d)	not to damage the image and gaming operation concession of Party A at all time.
(e)	may not have any mis-conduct anywhere or under relevant regulations.

Party B will be held jointly responsible for any violation of laws and regulation made by the above mentioned people or for damaging the image of Party A, and upon receiving instruction from Party A, Party B shall immediately terminate their relationship with these people or any individual who cannot pass the character check by Party A.

(xiv)
Pursuant to the terms under this Contract, Party B only provides gaming promotion service and not being the agent of Party A; Party B acts for itself when making gaming promotion business and such activities shall have no relation with Party A. Should Party B, its collaborators or its employees (whether primary or secondary employee) cause any encroachment or infringement to the rights of any person or individual, Party B shall fully compensate Party A for this; Party A shall not bear any direct or indirect responsibility for these incidents, subject to non-violation of the above mentioned terms and should any such incident causes loss to Party A, or incur any expense for (including but not limited to lawyer fees) Party A, Party B agrees to fully compensate Party A and simultaneously forfeit its right to quote any exceptional clause.

(xv)	Be subject to the supervision and monitoring of Party A.
(xvi)	Devote full effort to maintain good relationship with its collaborators.
(xvii)	To pay its collaborator the agreed commission and other compensation punctually.
(xviii)	Besides the obligations to report and submit information as required by laws, regulations and this Contract, Party B has the obligation to immediately notify Party A under following circumstances:-
(a)	any indication that its collaborator or employee is conducting criminal activities, in particular that of money laundry;
(b)	any fact that may affect the repayment ability of Party B;
(c)	any situation that may affect the normal operation of Party B;
(d)	any legal lawsuit of Party B (should Party B be a company, and its shareholders and directors, its collaborators and principal employees) and;
(e)	any act of fraud, violence or crime etc. within the Casino.
(xix)	To report immediately any loan involved with Party B that amounts to Macau Patacas one million or above, and to submit copies all relevant loan document to Party A.
(xx)
Provide Party A with its signed commercial agreements and account books, including the information provided by their patrons provide and records of transactions. Party B shall take suitable precaution to ensure Party A not to cause infringement to the rights of any third party when obtaining the above mentioned documents, account books, information and records.

(xxi)	Be abide by all decisions made or regulations imposed by Party A in accordance with the terms of this Contract, and there will be no objection of any kind to these decisions and regulations.
(xxii)
In the course of operating gaming promotion business when any difficulties or disputes with patrons or third party are encountered, Party B shall immediately consult Party A and take Party A’s suggestion as a solution and to resolve the matter in an appropriate and speedy way.

Article 18            Undertaking from Party A

1.	Party A undertakes to Party B on the following:
(i)	Strive to comply with all regulations that are required by the Concession Contract, to maintain the Concession Contract to continue to be valid and act in accordance with the relevant laws.
(ii)	Strive to comply with the terms in this Contract.
(iii)	To pay the agreed commission and other compensation to Party B punctually.
(v)	To ensure Party B to meet the obligation of taxation by withholding the amount from the commission and other compensations paid to Party B and to make tax payment to the Macau Government punctually.

Article 19            Amendment of the Contract

1.	Terms of the Contract shall be amended under the written agreement between Party A and Party B.

Article 20            Violation of Contract

1.
Should any of the signed Parties not fulfill or comply with the terms and undertaking of this Contract, the other Party shall have the right to request the violating Party to make compensation for the loss caused by such violation.

Article 21            Duration of the Contract

1.	The duration of this Contract is listed in Schedule 3.

Article 22            Termination, Expiration, Revocation of Contract

1.	This Contract shall be terminated under the following condition:-
(i)	When this Contract naturally expires.
(ii)	Both signing Parties reach a unanimously decision in writing and both Parties sign to the termination of this Contract from time to time.
(iii)	The concession of Party A is being revoked.
(iv)
In case of a serious event preventing the execution of this Contract, or such event causes serious damage to this Contract leading to non-performance of obligations under this present Contract (such as: natural disaster, wars etc, that is beyond the control of both Parties) .

(v)
Should this Contract be terminated under the above condition (i) to (iv) neither Party shall be liable for indemnification (save that the liabilities arisen from the operation of the gaming promotion business or the Exclusive VIP Room and/or other agreement made between both Parties before the termination of this Contract) to the other Party.

2.	Under the following conditions, this Contract shall expire:-
(i)	Death, bankrupcy or being applied for bankrupcy (should Party B be the legal person or a partnership company) of Party B.
(ii)	The liquidation or being applied for liquidation or being taken over by creditors after legal process (applicable to Party B as a company) of Party B.

3.
Under the following conditions, Party A may unilaterally inform Party B in writing to immediate revoke this Contract and not affecting the rights of Party A to claim Party B for the loss caused or for the privilege that Party A has under this Contract:

(i)
The directors/members, shareholders or principal employees of Party B cannot pass the character check made by Party A from time to time; or when Party B cannot maintain appropriate qualification review in accordance with the related regulations.

(ii)	Party B does not have or is not capable of maintaining substantial operating cash flow leading to obstruction of operation of the Exclusive VIP Room.
(iii)
GCIB or other related Government Department does not approve of the  Exclusive VIP Room being operated within the designated area in this Contract, revokes the related license, or orders the Exclusive VIP Room to terminate operation.

(iv)	Party B violates or does not comply with any one of the terms specified in Article 12.1 or 12.2, 13, 15 or 17 (ii) to (v)of this Contract;
(v)	Party B violates the above (i) to (iii) or when condition (iv) arises, violates any other term of this Contract, which in the opinion of Party A, such violation is of an important and serious nature.
(vi)
Party B violates the above (i) to (iii) or when condition (iv) arises, violates any other term of this Contract, which in the opinion of Party A may not be very serious (to be decided unilaterally by Party A), but after Party A has issued warning in writing to Party B, Party B does not take any remedial action or repeats such violation or still frequently unable to comply with its obligations.

4.
When termination, expiry or revocation of this Contract, is not caused by violation of terms of this Contract by Party B, Party A shall return the deposit and the balance of payment derived from the gaming promotion business (if any) without any interest to Party B.

5.
Unless otherwise stated, if this Contract is terminated, or revoked under the relevant terms of the Contract, Party B shall bear all responsibilities of any harm done to any third party as a result of such termination or revocation and Party A shall not bear any such responsibility.

6.
Should this Contract expire, being terminated, revoked or not renewed after expiry, Party B shall before the expiration, termination, revocation or within two days after expiry unconditionally move out of the Exclusive VIP Room and return its decorations, compartments, and every property and equipment (including gaming tables and gaming appliances) to Party A in good condition and to repair any damage that may have been done to the VIP Room, other objects or facilities to the satisfaction of Party A .

Article 23            Notification

1.
Unless otherwise stated in this Contract, every notice or correspondence should be in writing in Chinese and delivered by hand to the following address, upon delivery shall it be considered received by the other Party:

Delivery to Party A: 17/F, Starworld Hotel, Nape, Macau

Delivery to Party B: the Exclusive VIP Room mentioned in this Contract, or should Party B have more than one Exclusive VIP Room for gaming promotion operation within the Casino, then anyone of the Exclusive VIP Rooms.

2.	Either Party can inform the other party on amendment to the delivery address by writing.

Article 24            Independency of the Terms of Contract

1.
Should certain terms in the Contract be ruled as illegal, invalid or in executable under the laws, these terms shall be considered as not listed in this Contract but it shall not affect the effectiveness of the other terms of this Contract.

Article 25            Applicable Laws and Jurisdiction

1.	This Contract, the rights and obligations arisen from this Contract are governed by and shall be construed in accordance with the Macau laws.

2.	The Macau courts have exclusive governing rights for actions of all disputes and lawsuit arisen from this Contract, each Party irrevocably complies to the governing rights of the Macau courts.

3.
Having chosen Macau being the exclusive venue for legal actions commenced under this Contract, each Party irrevocably and unconditionally forfeit any objections. Each Party Agrees that for the above mentioned legal lawsuit, the last judgement is final and binding and the judgement is enforceable in any other areas under their respective jurisdictions.

Article 26            Other Terms

1.	Within this Contract, unless specified by relevant context:
(i)	“day”., “month” or “year” means the solar calendar “day”, “month” or “year”;
(ii)	The “Party B” mentioned within this Contract, includes
(a)	should the company be a gaming promoter: all the company’s shareholders, directors, principal employees and their respective agents ;

(b)	should the enterprise be an individual owner: that individual gaming promoter, its partners, principal employees and their respective agents ;
(iii)	“law” includes all existing Macau legislative regulations and judicial opinions, “legal” or “illegal” is to be interpreted accordingly to the law.
(iv)
“individual” or “third party” includes individual owner, legal person, enterprise, legal person organization or organization that does not possess the legal person qualifications, partnership enterprise, commercial company, joint venture, or trust group or agent of the above mentioned entities.

2.
Unless otherwise stated, the terms, schedules and appendices mentioned in this Contract are the Terms, Schedules, and Appendices within this Contract. The legislations and regulations mentioned in this Contract or the rules imposed by Party A, should include those amended, re-established, replaced legislations or regulations or rules imposed by Party A from time to time. The article headings are inserted for the sake of convenience and should be neglected when interpreting this Contract.

3.	In this Contract, unless required by the context, singular words also include plural meanings and vice versa, single gender words include the meaning of all genders.

4.	Unless otherwise stated, the time herein is Macau time.

5.	This Contract replaces all former declaration, statement, or agreement of similar contents earlier made by both Parties.
6.	This Contract is signed in three copies, each has the same effectiveness, Party A and Party B each keeps one original copy, the other original copy is to be submitted to the GCIB by Party A.

Signed

This Contract was signed on the mentioned date by Party A and Party B in Macau and was notaried immediately on site.

(Sd.) Lui Francis Yiu Tung
(Sd.) Cheng Yee Sing Philip	(Sd.) Lam Man Pou

[Signed]	[Signed]
Party A	Party B (Lam Man Pou)
(Signed on 4th September, 2009)	(Signed on 4th September, 2009)

In Macau            Year          Month          Day

Schedule 1
(Party B)

Name/Name of Company:	Sang Heng Gaming Promotion Company Limited (Business Registration No. 28476 (SO))

Address/registered office:	Alameda Dr. Carlos d’Assumpcao 181-187, Edificio Centro Comercial do Grupo Brilhantismo, 12[o] Andar T, Macau.

Gaming junket licence number:	E127

Schedule 2
( Exclusive VIP Room) and (Exclusive VIP Gaming Tables)

Exclusive VIP Room:	StarWorld Casino L12 no. 4 VIP room (Now known as Iao Kun VIP Club)

Exclusive Gaming Table number:	SW307, SW308, SW309, SW310, SW311, SW312

Schedule 3
(Expiry of Contract)

(1)	The expiry date for this Contract is 31st December, 2009 or upon the termination of the Gaming Promoter Contract between Party A and Party B, which ever happens first.

(2)	This Contract replaces the Contract formerly signed by the Parties and commences on 1st January, 2009.

Appendix 1
(Calculation of Designated Compensation)

I.	“45 Room” Calculating System
(a)	Profit Sharing:
Calculation based on the net operation income of that VIP room, Party B shares 45% of the month’s net income or loss.
(b)	Rolling Bonus
During the cut off time, should the rolling recorded be over the minimum rolling amount, in addition to the reward as mentioned in I.(a) above, Party B gets an equivalent of 0.05% of the rolling amount (for every HKD10 million) in  cash as rolling bonus.
(c)	Consumption Allowance
Party B can get an equivalent of 0.03% of the monthly rolling amount as Consumption Allowance. The details of how this allowance is given out will be subject to revision by Party A from time to time.

(Note:
1. For I.(c) mentioned above, it will not be paid in cash, check or chips, and it will not be made as deduction from the amount that Party B should pay. The allowance will be paid by Party A in a form of allowance quota that can be used by Party B at designated places during the term of this Contract. Party B may not request Party A to pay the unused allowance quota in any form, these unused allowance quota will be void at the end of each month.

2. Party B shall, according to terms of Party A (if any), arrange a certain number of patrons to stay in the Hotel of the Casino, the room rates can be offset by the allowance quota.
3. Party A shall, according to the market condition and operation needs of Party B, review the calculation method of the above allowance and the rule of using such allowance quota from time to time.)

II.
Profit sharing and bonus are all for monthly settlement and the cut off date for calculation is on the last day of each month. The cut off time is at 6:00 a.m. on the last day of every month, the remaining time of that day will be taken for calculation of the next month. Unless otherwise stated, the calculation for each month is independent and stands alone from any other month.

III.
The monthly Compensation (including all allowance, profit sharing and bonus) Party A will pay to Party B is net of the respective taxation required by law and the amount which Party B should pay Party A in accordance with this Contract.

IV.	All gaming losses have to be settled by Party B within 3 days after the Designated Compensation calculation.

Appendix 2
(Guarantee for Fulfilling Obligations of Gaming Promoters Contract)

Our company, Sang Heng Gaming Promotion Company Limited, Gaming Promoter License no. E127, had signed a gaming promoter contract ( “Promoter Contract” ) with  Galaxy Casino S.A. ( “Galaxy” ) .  Our company guarantees “Galaxy” that we will fulfill all the obligations stated in the “Promoter Contract” timely. Should obligations not fulfilled and lead “Galaxy” to any loss, or if as a result of the promotion business Party B owes “Galaxy” any amount not limited to debts from buying chips or negative commission/loss, we hereby authorize “Galaxy”  to deduct from the Compensation that can be received by our company according to Article 4 of the “Promoter Contract”.

Our company authorizes and unconditionally agrees “Galaxy” to directly deduct from the Compensation that can be received by our company until all losses are being covered or all debts being cleared; should it still be insufficient, our company will be responsible for indemnification to “Galaxy”.

Signed:

Sang Heng Gaming Promotion
Company Limited

Appendix 3
(Guarantee for Fulfilling Obligations of Gaming Promoters Contract)

I am the sole director and member of Sang Heng Gaming Promotion Company Limited, gaming promoter license no. E127 (“Promoter Company”). In accordance with the gaming promoter contract (“Promoter Contract”) between the Promoter Company and Galaxy Casino S.A. (“Galaxy”) herein mentioned, I guarantee that the Promoter Company will fulfill all the obligations stated in the “Promoter Contract” timely. Should the Promoter Company not able to fulfill the related obligations and lead “Galaxy” to any loss, or if as a result of the promotion business Party B owes “Galaxy” any amount not limited to debt from buying chips or negative commission/loss, I hereby authorize “Galaxy” to deduct from the Compensation that can be received by our company according to Article 4 of the “Promoter Contract”.

I represent the Promoter Company to authorize and unconditionally agree “Galaxy” to directly deduct from the Compensation that can be received by the Promoter Company until all losses are being covered or all debts being cleared; should it still be insufficient, I will solely be responsible for such indemnification to “Galaxy”.

Signed:

Lam Man Pou

Appendix 4
(Letter of Undertaking of Exclusive Service)

I am the sole director and member of Sang Heng Gaming Promotion Company Limited, Gaming Promoter license no. E127 (“Promoter Company”). In accordance with the gaming promoter contract (“Promoter Contract”) signed between the Promoter Company and Galaxy Casino S.A. (“Galaxy”), I undertake to strictly comply with the Article 10 of the ‘Promoter Contract”; unless with the written consent of “Galaxy”, I will not directly or indirectly provide gaming promotion service to any third party in Macau Special Administrative Region or other countries or region; and also I will cause promoters of the company, all of its directors and employees to comply with the same terms of relevant Article.

Signed:

Lam Man Pou

Credit Permit Contract

Between:

1.	Galaxy Casino S.A., registered office at Av. De Praia Grande No. 409, China Law Building 25 Andar, Macau. (hereinafter called “Party A”)
2.
Sang Heng Gaming Promotion Company Limited, registered office at Alameda Dr. Carlos d’Assumpcao 181-187, Edificio Centro Comercial do Grupo Brilhantismo, 12[o] Andar T, Macau., Business Registration Number: 28476(SO). (hereinafter called “Party B”)

In accordance with subparagraph 2, of Article 3, Law No. 5/2004, the Casino gaming promoter when bestowed a qualification can, through entering into a Contract with a concessionary or sub-concessionary, be engaged in the gaming or betting credit business.

Also according to legislative regulation no. 6/2002, a gaming promoter engages in gaming promotion business must apply for licence - a Gaming Promoter Contract signed between the concessionary or sub-concessionary and the gaming promoter; and  is to be registered with the concessionary or sub-concessionary.

And since Party B had already had a Gaming Promoter Licence and signed a Gaming Promoter Contract (hereinafter known as “Gaming Promoter Contract)” ) with Party A and had it registered.

Party A and Party B now enter into this Agreement and undertake to comply with the following:

Article 1
Aim

(1)	Party A agrees that Party B to be engaged in the gaming or betting credit business.

(2)	The gaming or betting credit business mentioned in the above sub-paragraph is operated under the name of Party B and for its own interest.

(3)
Party B understands and agrees, under any circumstance, whether Party B depends or relies on this Contract for the operation of the gaming or betting credit business, all profit/loss and legal responsibility will be solely received, undertaken and borne by Party B; and Party B must ensure itself that it has the qualification to operate this business, and to comply with all laws and legislations during the operation.

Article 2
Credit Business

The gaming or betting credit business of the Aim of this Contract is governed by Law no. 5/2004 and the guidelines set by Party A.

Article 3
Validity

The prime criteria for the validity of this Contract is that the Gaming Promoter Licence of Party B must be effective and continue to be effective, and in accordance with the related regulations the Gaming Promoter Contract that the Licence remains effective.

Article 4
Place

Party B shall only provide gaming or betting credit service within the area designated by Party A and for this purpose, this designated area is within the designated gaming area or Exclusive VIP Room indicated in the Gaming Promoter Contract

Article 5
Not transferaility

Party B shall not use the name of Party A for any gaming or betting credit activities, the gaming or betting credit business and related activities or conduct of Party B is merely Party B’s own deeds which has no relation whatsoever with Party A. Party B shall not transfer its privilege or responsibility under this Contract to any third party.

Article 6
Obligation for Confidentiality

Unless required by Macau laws, Party B shall keep this Contract and its contents strictly confidential and shall not disclose any information of this Contract or its contents without the consent of Party A.

Article 7
Compliance with the Legislation of Macau Special Administrative Region

When Party B (including its collaborators, employees etc.) conducts gaming or betting credit business, whether in Macau or other jurisdictrions, must comply with the related regulations of Macau Special Administrative Region and with all the rules and guidelines stipulated or amended by Party A from time to time for its gaming or betting credit business.

Article 8
Expiration

(1)	This Contract expires on 31st December, 2009 or when the Gaming Promoter Contract signed between Party A and B is terminated, whichever happens first.

(2)	This Contract replaced the previous Contract of the related Parties and commences on 1st January, 2009.

Article 9
Termination of Contract

Should Party B or its collaborators or employees or shareholders or directors violate any term in this Contract, it shall be considered as a serious violation. Party A may unilaterally terminate this Contract. Simultaneously under the same reason, Party A may also terminate the Gaming Promoter Contract signed with Party B, any loss arisen thereof shall be borne by Party B.

Article 10
Notification

(1)
Unless otherwise stated, all written notices, requests or other correspondences issued and raised in connection to this Contract should be written in Chinese and delivered to the following address, it is considered that the other Party has received once the documents are delivered.

Delivery to Party A:	19/F., Dynasty Plaza, 411-417, Alameda Dr. Carlos D’assumpcao, Macau.
Delivery to Party B:	the VIP Room of Party B in StarWorld Casino

(2)	Party A should inform Party B in writing of any change in the acceptance address, otherwise the above address will be considered as the delivery address.

Article 11
Applicable Laws and Jurisdictions

(1)	This Contract is governed by the Laws of Macau Special Administrative Region.

(2)
Any legal lawsuit arising from the interpretation or execution of this Contract shall be submitted to the courts of the Macau Special Administrative Region of the People’s Republic of China, both Parties forfeit the right of jurisdiction in any other area or special court.

In Macau,           Year          Month          Day

Party A:	(Sd.) Lui Francis Yiu Tung
(Sd.) Cheng Yee Sing Philip
	(Signed on 4th September, 2009)	[Signed]

Party B:	(Sd.) Lam Man Pou
	(Signed on 4th September, 2009)	[Signed]